                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

INVESTORS CONTACT:                    MEDIA CONTACT:
Linda Snyder                          Robert Schettino

408/220-8405                          408/220-8179
Linda_snyder@hyperion.com             Robert_schettino@hyperion.com

                             HYPERION REPORTS SOLID
                          FISCAL SECOND QUARTER RESULTS

         LICENSE REVENUES INCREASE 11%, EARNINGS PER SHARE NEARLY DOUBLE
                           OVER SAME PERIOD LAST YEAR

SUNNYVALE, CALIF., JANUARY 23, 2003 - Hyperion (Nasdaq: HYSL), the global leader in business performance management software, today announced financial results for its second quarter of fiscal 2003 ended December 31, 2002.

      Total revenues for the quarter increased six percent to $126.0 million, compared to $118.9 million for the same quarter a year ago. Software license revenue increased 11 percent to $51.1 million, compared to $46.2 million for the same period a year ago. Maintenance and services revenue increased three percent to $74.9 million, compared to $72.7 million for the same period a year ago.

      The company reported net income of $7.6 million or $0.21 per diluted share for the quarter, compared to net income of $3.7 million or $0.11 per diluted share for the second quarter of fiscal 2002.

      Hyperion continued to strengthen its balance sheet during the quarter, increasing cash and repurchasing debt. The company had $302.2 million in cash and short-term investments, net of $50.0 million of long-term debt, at December 31, 2002, compared to $210.1 million in cash and short-term investments, net of $90.9 million of long-term debt, at December 31, 2001. Cash flow from operations for the quarter was $14.5 million.

      "We are very pleased to deliver strong license revenue growth and overall improved financial performance," said Jeff Rodek, Hyperion's chairman and chief executive officer. "Both new and existing customers are responding well to our business performance management offerings. In addition, we continue to make year-over-year progress on our four key financial metrics. License revenue as a percentage of total revenue increased to approximately 41 percent
                                                                             p.2

Hyperion Reports Fiscal Second Quarter Results

in the December 2002 quarter. License revenue booked through our indirect channel grew to 27 percent of total license revenue, up from 24 percent last year and edging toward our target of 33 percent. We significantly improved our profitability, both on a quarter-over-quarter basis and for the fiscal year to date, having more than tripled our operating margins to ten percent for the combined first two quarters of fiscal 2003. Days sales outstanding were 62 days at December 31, 2002, well below our target range of 75 to 85.

      "Major companies throughout the world are selecting our business performance management solutions to obtain incredible insight into their financial and operational performance, anytime, anywhere," continued Mr. Rodek. "Our mission is to define and lead the business performance management category with our suite-based applications and our integrating platform. Clearly, our strong financial results attest to our continued momentum as the business performance management market leader."

OTHER RECENT DEVELOPMENTS

      Significant company developments include:

      - Major customer wins at Allmerica Financial, Booz Allen Hamilton, Fifth Third Bank, Gillette Company, Gulf States Paper Corporation, HCA, Metsaliitto Corporation, Nissan North America, Pearson, Thyssen Krupp, TRW, and Verizon.

      - New releases of Hyperion Planning and Hyperion Financial Management, with enhanced usability, interoperability, functionality, and scalability.

CONFERENCE CALL AND WEBCAST

      Hyperion executive management will host a conference call at 5:00 p.m. EST today to discuss these financial results. The conference call will be webcast live with access through the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company's Web site.

ABOUT HYPERION

      Hyperion, the global leader in business performance management software, creates solutions that help companies measure performance and drive profitability. Hyperion's Business Performance Management Suite of packaged and tailored applications and its open, integrating

Hyperion Reports Fiscal Second Quarter Results                             p. 3

business intelligence platform, Hyperion Essbase XTD, enable companies to set goals, model and plan performance, monitor and report key results, analyze underlying business drivers and anticipate future performance of core business activities. Hyperion products are used by more than 6,000 customers around the world to enable financial, organizational, customer relationship, supply chain and channel performance management. Hyperion has a network of more than 330 partners to provide innovative and specialized business performance management solutions and services.

      Headquartered in Sunnyvale, California, Hyperion generated annual revenues of $492 million in fiscal 2002. The company employs more than 2,200 people in 20 countries and is represented in 16 additional countries through distributor relationships. For more information, please visit www.hyperion.com and click on the "Information Request" link in the Investor Relations section, or call 800 286 8000 (U.S. only).

SAFE HARBOR STATEMENT

Statements in this press release other than statements of historical fact are forward-looking statements, including, but not limited to, statements concerning the company's expected increase in selling opportunities, future financial performance and results of operations. Such statements constitute anticipated outcomes and do not assure results. Actual results may differ materially from those anticipated by the forward-looking statements due to a variety of factors including, but not limited to, changes in general economic conditions, competition and uncertain market acceptance of new products. For a more detailed discussion of factors that could affect the company's performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on September 25, 2002, and the Quarterly Report on Form 10-Q filed on November 12, 2002. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

                                      # # #

Hyperion, Hyperion Planning, Hyperion Financial Management, Hyperion Business Performance Management Suite, and Essbase XTD are registered trademarks and Hyperion Solutions is a trademark of Hyperion Solutions Corporation. All other trademarks and company names mentioned are the property of their respective owners.

                         HYPERION SOLUTIONS CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)


                                                           THREE MONTHS ENDED            SIX MONTHS ENDED
                                                               DECEMBER 31,                 DECEMBER 31,
                                                          2002            2001          2002            2001
                                                        ---------      ---------      ---------      ---------
                                                       (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
REVENUES

       Software licenses                                $  51,136      $  46,190      $  95,727      $  84,998
       Maintenance and services                            74,901         72,713        150,189        151,241
                                                        ---------      ---------      ---------      ---------
TOTAL REVENUES                                            126,037        118,903        245,916        236,239

COSTS AND EXPENSES
Cost of revenues:
       Software licenses                                    3,596          3,572          6,646          6,567
       Maintenance and services                            32,156         34,343         64,535         70,676
Sales and marketing                                        48,662         43,610         89,740         85,057
Research and development                                   18,107         16,723         35,979         35,619
General and administrative                                 11,853         15,405         23,819         30,729
Restructuring and non-recurring charges                       596            180            596            462
                                                        ---------      ---------      ---------      ---------
TOTAL COSTS AND EXPENSES                                  114,970        113,833        221,315        229,110
                                                        ---------      ---------      ---------      ---------

OPERATING INCOME                                           11,067          5,070         24,601          7,129

Interest income                                             1,574          1,925          3,033          4,067
Interest expense                                             (852)        (1,168)        (1,634)        (2,329)
Gain on redemption of debt                                    226             --            478             --
                                                        ---------      ---------      ---------      ---------
INCOME BEFORE INCOME TAXES                                 12,015          5,827         26,478          8,867

Provision for income taxes                                  4,446          2,098          9,797          3,192
                                                        ---------      ---------      ---------      ---------
NET INCOME                                              $   7,569      $   3,729      $  16,681      $   5,675
                                                        =========      =========      =========      =========

EARNINGS PER SHARE

       Basic                                            $    0.22      $    0.11      $    0.49      $    0.17
       Diluted                                          $    0.21      $    0.11      $    0.48      $    0.17

WEIGHTED AVERAGE SHARES OUTSTANDING

       Basic                                               34,173         32,724         34,056         32,584
       Diluted                                             35,448         33,128         35,069         32,835

Notes:

      (1) Certain prior period amounts have been reclassified to conform with the current period presentation.

                         HYPERION SOLUTIONS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except par value)


                                                                        DECEMBER 31,     JUNE 30,
                                                                           2002            2002
                                                                        -----------     ---------
                                                                        (Unaudited)
ASSETS
Current assets:

       Cash and cash equivalents                                         $ 334,174      $ 311,130
       Short-term investments                                               18,108         19,128
       Accounts receivable, net of allowances of $11,534 and $10,660        86,492        110,196
       Deferred income taxes                                                14,940         15,495
       Prepaid expenses and other current assets                            15,677         17,240
                                                                         ---------      ---------
TOTAL CURRENT ASSETS                                                       469,391        473,189

Property and equipment, net                                                 67,632         69,866
Goodwill                                                                     8,067          8,171
Intangible assets, net                                                       8,380          8,493
Deferred income taxes                                                       18,312         17,993
Other assets                                                                 6,545          6,178
                                                                         ---------      ---------
TOTAL ASSETS                                                             $ 578,327      $ 583,890
                                                                         =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable and accrued expenses                             $  41,741      $  50,858
       Accrued employee compensation and benefits                           36,984         39,005
       Income taxes payable                                                    883             --
       Deferred revenue                                                     89,326         94,910
       Other current liabilities                                             5,859          6,915
                                                                         ---------      ---------
TOTAL CURRENT LIABILITIES                                                  174,793        191,688

Long-term debt                                                              50,040         80,802
Other liabilities                                                           11,874         11,743

Stockholders' equity:
       Preferred stock - $0.001 par value; 5,000 shares authorized;
              none issued                                                       --             --
       Common stock - $0.001 par value; 300,000 shares authorized;
              35,851 and 34,662 shares issued and outstanding                   36             35
       Additional paid-in capital                                          252,186        227,563
       Treasury stock, at cost: 1,344 and 1,344 common shares              (23,097)       (23,097)
       Retained earnings                                                   120,153        103,472
       Accumulated other comprehensive loss                                 (7,658)        (8,316)
                                                                         ---------      ---------
TOTAL STOCKHOLDERS' EQUITY                                                 341,620        299,657
                                                                         ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 578,327      $ 583,890
                                                                         =========      =========

                         HYPERION SOLUTIONS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                         SIX MONTHS ENDED
                                                                                            DECEMBER 31,
                                                                                         2002           2001
                                                                                     -----------    -----------
                                                                                     (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                                            $  16,681      $   5,675
Adjustments to reconcile net income to net cash provided by operating activities:
     Gain on redemption of debt                                                            (478)            --
     Gain on sale of assets                                                                  (8)            --
     Depreciation and amortization                                                       14,395         16,482
     Provision for accounts receivable allowances                                         5,376          7,279
     Deferred income taxes                                                                  249         (2,166)
     Income tax benefit from exercise of stock options                                    3,148            387
Changes in operating assets and liabilities:

     Accounts receivable                                                                 19,324         47,603
     Prepaid expenses and other current assets                                           (1,875)         3,010
     Other assets                                                                          (731)          (265)
     Accounts payable and accrued expenses                                               (9,062)        (8,901)
     Accrued employee compensation and benefits                                          (2,410)         1,400
     Income taxes payable                                                                 4,590            263
     Deferred revenue                                                                    (6,790)       (21,741)
     Other current liabilities                                                           (1,489)        (2,626)
     Other liabilities                                                                     (240)        (2,827)
                                                                                      ---------      ---------
Net cash provided by operating activities                                                40,680         43,573
                                                                                      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchases of investments                                                           (10,093)       (23,684)
     Proceeds from maturities of investments                                             11,114         35,203
     Purchases of property and equipment                                                (10,668)        (2,647)
     Proceeds from disposal of property and equipment                                       285             --
     Purchases of intangible and other assets                                            (1,190)        (4,818)
                                                                                      ---------      ---------
Net cash provided by (used in) investing activities                                     (10,552)         4,054
                                                                                      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES

     Principal payments on mortgage loan                                                 (2,298)          (119)
     Redemption of debt                                                                 (27,930)            --
     Treasury stock transactions, net                                                        --             64
     Proceeds from exercise of stock options and employee stock purchase plan            21,476          5,550
                                                                                      ---------      ---------
Net cash provided by (used in) financing activities                                      (8,752)         5,495
Effect of exchange rate on cash and cash equivalents                                      1,668          1,998
                                                                                      ---------      ---------
INCREASE IN CASH AND CASH EQUIVALENTS                                                    23,044         55,120
Cash and cash equivalents at beginning of period                                        311,130        232,904
                                                                                      ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                            $ 334,174      $ 288,024
                                                                                      =========      =========
SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for income taxes                                                       $   1,843      $   4,873
     Cash paid for interest                                                           $   1,949      $   2,082

                         HYPERION SOLUTIONS CORPORATION
                           SUPPLEMENTAL FINANCIAL DATA

                                 Q2 FISCAL 2003
                           (Unaudited, $ in thousands)


                                                                              FISCAL 2002
                                                   ------------------------------------------------------------------
                                                           Q1             Q2               Q3                Q4
                                                   ---------------  ---------------  ---------------  ---------------
               REVENUE ANALYSIS

Software License Revenue                           $ 38,808    33%  $ 46,190    39%  $ 49,979    42%  $ 61,089    45%
Maintenance and Services Revenue:
       Maintenance Revenue                           43,876    37%    44,883    38%    46,699    39%    50,594    37%
       Consulting and Training Revenue [1]           34,652    30%    27,830    23%    23,281    19%    24,137    18%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
Total Maintenance and Services Revenue               78,528    67%    72,713    61%    69,980    58%    74,731    55%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
TOTAL REVENUE                                      $117,336   100%  $118,903   100%  $119,959   100%  $135,820   100%

             REVENUE BY GEOGRAPHY

North America                                      $ 78,794    67%  $ 73,699    62%  $ 79,999    67%  $ 85,563    63%
International                                        38,542    33%    45,204    38%    39,960    33%    50,257    37%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
TOTAL REVENUE                                      $117,336   100%  $118,903   100%  $119,959   100%  $135,820   100%

      SOFTWARE LICENSE REVENUE BY GEOGRAPHY

North America                                      $ 22,572    58%  $ 24,458    53%  $ 31,697    63%  $ 36,972    61%
International                                        16,236    42%    21,732    47%    18,282    37%    24,117    39%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
TOTAL SOFTWARE LICENSE REVENUE                     $ 38,808   100%  $ 46,190   100%  $ 49,979   100%  $ 61,089   100%

       SOFTWARE LICENSE REVENUE BY CHANNEL

Direct                                             $ 28,056    72%  $ 35,065    76%  $ 36,809    74%  $ 47,246    77%
Indirect                                             10,752    28%    11,125    24%    13,170    26%    13,843    23%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
TOTAL SOFTWARE LICENSE REVENUE                     $ 38,808   100%  $ 46,190   100%  $ 49,979   100%  $ 61,089   100%

       SOFTWARE LICENSE REVENUE BY MARKET

Application Software Licenses:
       Suite-based [2]                             $  4,431    11%  $ 13,716    30%  $ 12,371    25%  $ 22,062    36%
       Standalone [3]                                11,280    29%     9,876    21%     9,095    18%     9,867    16%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
Total Application Software Licenses                  15,711    40%    23,592    51%    21,466    43%    31,929    52%
Platform Software Licenses [4]                       23,097    60%    22,598    49%    28,513    57%    29,160    48%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
TOTAL SOFTWARE LICENSE REVENUE                     $ 38,808   100%  $ 46,190   100%  $ 49,979   100%  $ 61,089   100%

     QUARTERLY TRANSACTIONS AND CUSTOMERS

Average Selling Price                              $     99         $    106         $    128         $    135
Number of  Software Transactions > $500                   6               13               15               17
Number of New Customers                                 151              211              193              235
Percentage of License Revenue from New Customers         27%              40%              35%              44%

SELECTED BALANCE SHEET AND CASH FLOW INFORMATION

Cash, Cash Equivalents and Short-Term Investments  $284,039         $301,002         $312,636         $330,258
Cash Flow from Operations                          $ 26,029         $ 17,544         $ 17,930         $ 22,852
Repurchases of Convertible Notes                   $     --         $     --         $     --         $  8,931
Days Sales Outstanding                                   93               80               74               73

                  HEADCOUNT

Quota-Carrying Sales Representatives [5]                 --               --               240             235
                                                   --------   ---   --------   ---   --------   ---   --------   ---
North America Headcount                                1,668   72%     1,669    72%      1,666   71%     1,605    71%
International Headcount                                  691   28%       664    28%        680   29%       676    29%
                                                   --------   ---   --------   ---   --------   ---   --------   ---
TOTAL COMPANY HEADCOUNT                                2,359  100%     2,333   100%      2,346  100%     2,281   100%



                                                              FISCAL 2003
                                                   --------------------------------   % CHANGE    % CHANGE
                                                           Q1              Q2        OVER Q1 03  OVER Q2 02
                                                   ---------------  ---------------  ----------  ----------
               REVENUE ANALYSIS

Software License Revenue                           $ 44,591    37%  $ 51,136    41%      15%         11%
Maintenance and Services Revenue:
       Maintenance Revenue                           51,578    43%    52,405    41%       2%         17%
       Consulting and Training Revenue [1]           23,710    20%    22,496    18%      -5%        -19%
                                                   --------   ---   --------   ---      ---         ---
Total Maintenance and Services Revenue               75,288    63%    74,901    59%      -1%          3%
                                                   --------   ---   --------   ---      ---         ---
TOTAL REVENUE                                      $119,879   100%  $126,037   100%       5%          6%

             REVENUE BY GEOGRAPHY

North America                                      $ 74,905    62%  $ 75,307    60%       1%          2%
International                                        44,974    38%    50,730    40%      13%         12%
                                                   --------   ---   --------   ---      ---         ---
TOTAL REVENUE                                      $119,879   100%  $126,037   100%       5%          6%

      SOFTWARE LICENSE REVENUE BY GEOGRAPHY

North America                                      $ 26,564    60%  $ 27,526    54%       4%         13%
International                                        18,027    40%    23,610    46%      31%          9%
                                                   --------   ---   --------   ---      ---         ---
TOTAL SOFTWARE LICENSE REVENUE                     $ 44,591   100%  $ 51,136   100%      15%         11%

       SOFTWARE LICENSE REVENUE BY CHANNEL

Direct                                             $ 33,262    75%  $ 37,103    73%      12%          6%
Indirect                                             11,329    25%    14,033    27%      24%         26%
                                                   --------   ---   --------   ---      ---         ---
TOTAL SOFTWARE LICENSE REVENUE                     $ 44,591   100%  $ 51,136   100%      15%         11%

       SOFTWARE LICENSE REVENUE BY MARKET

Application Software Licenses:
       Suite-based [2]                             $ 18,576    42%  $ 18,243    36%      -2%         33%
       Standalone [3]                                 5,085    11%     4,924     9%      -3%        -50%
                                                   --------   ---   --------   ---      ---         ---
Total Application Software Licenses                  23,661    53%    23,167    45%      -2%         -2%
Platform Software Licenses [4]                       20,930    47%    27,969    55%      34%         24%
                                                   --------   ---   --------   ---      ---         ---
TOTAL SOFTWARE LICENSE REVENUE                     $ 44,591   100%  $ 51,136   100%      15%         11%

     QUARTERLY TRANSACTIONS AND CUSTOMERS

Average Selling Price                              $    135         $    129             -4%         22%
Number of  Software Transactions > $500                   7               13             86%          0%
Number of New Customers     ,                          185              165             -11%        -22%
Percentage of License Revenue from New Customers         40%              35%           -13%        -13%

SELECTED BALANCE SHEET AND CASH FLOW INFORMATION

Cash, Cash Equivalents and Short-Term Investments  $346,022         $352,282              2%         17%
Cash Flow from Operations                          $ 26,153         $ 14,527            -44%        -17%
Repurchases of Convertible Notes                   $  4,692         $ 23,238            395%        N/A
Days Sales Outstanding                                   61               62              2%        -23%

                  HEADCOUNT

Quota-Carrying Sales Representatives [5]                230              223             -3%         N/A
                                                   --------   ---   --------   ---      ---         ---
North America Headcount                               1,579    71%     1,540    71%      -2%         -8%
International Headcount                                 685    29%       666    29%      -3%          0%
                                                   --------   ---   --------   ---      ---         ---
TOTAL COMPANY HEADCOUNT                               2,264   100%     2,206   100%      -3%         -5%


Notes:

[1] Consulting and training revenues for periods prior to Q3 Fiscal 2002 have been reclassified to include reimbursed out-of-pocket expenses, which had previously been a reduction of expenses.

[2] Suite-based refers to Hyperion's newer business performance management family of applications. This family includes Hyperion Financial Management, Hyperion Planning, Hyperion Performance Scorecard, Hyperion Business Modeling and other associated products. These products may also be sold as individual applications.

[3] Includes Hyperion Enterprise and Hyperion Pillar.

[4] Formerly called "Technology Software Licenses." This includes Hyperion Essbase XTD platform services, Hyperion Essbase, Hyperion Analyzer, Hyperion Reports, Hyperion Application Builder and other associated Essbase XTD products.

[5] Disclosure commenced in Q3 Fiscal 2002.